Exhibit 10.1

LEASE AGREEMENT

THIS INDENTURE OF LEASE, made on the 1st day of April, 2004 by and between MAGNOLIA LAND COMPANY, INC. (hereinafter called “Landlord”) and THE VISION BANK, an Alabama banking corporation, (herein called “Tenant”).

WITNESSETH

ARTICLE I

GRANT AND TERM

SECTION 1.01: Leased Premises.

In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Tenant to be observed and performed, Landlord demises and leases to Tenant, and Tenant rents the building located at 501 South McKenzie Street, Foley, AL 36535 which premises consist of a two and a half story building containing a gross building area of approximately 11,075 square feet, with a rentable area of 10,015 square feet, (herein called the “leased premises”).

SECTION 1.02: Use of Additional Areas.

The use and occupation by Tenant of the leased premises shall include the use in common with others entitled thereto of the common areas, employees’ parking areas, and other facilities as may be designated from time to time by the Landlord; subject, however, to the terms and conditions of this lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by the Landlord.

SECTION 1.03: Term and Commencement.

The term of this lease shall be for Twenty (20) years, commencing when Tenant opens for business, or thirty (30) days after Landlord, Landlord’s Agent, or the Landlord’s supervising architect notifies Tenant in writing that the premises are ready for occupancy, or sooner if prior to the expiration of said thirty (30) day period; or in the absence of said written notice, Tenant shall open the leased premises for business to the public. If the expiration of the said thirty (30) day period does not occur on the first day of a month, or Tenant shall have opened the leased premises for business to the public on a day other than the first day of a month, then the term hereunder shall commence on the first day of the month next succeeding the opening of the leased premises for business. In the event, however, Tenant shall pay rent for the fractional month on a per diem basis (calculated on the basis of a thirty (30) day month) until the first day of the month then the term hereunder for herein below); thereafter the minimum rent shall be paid in equal monthly installments on the first day of each and every month in advance. Tenant’s entry upon the premises prior to said commencement date (when Landlord grants such permission solely for the purpose of installing in the premises Tenant’s stock in trade and trade fixtures, shall not be deemed an opening for business to the public.

SECTION 1.04: Failure of Tenant to Open.

If Tenant fails to take possession and to open the leased premises for business within the time herein provided, then Landlord shall have, in addition to any and all remedies herein provided, the right to collect the minimum rent herein provided for each and every day that Tenant shall fail to commence to do business as herein provided (In any event, should Tenant have failed to open the leased premises for business at the conclusion of ninety (90) days following the commencement of the term as defined in Section 1.03, then Landlord may, at its option, in addition to collecting said minimum rent, cancel and terminate this lease by giving written notice to Tenant within thirty (30) days after said ninety (90) day period.)

ARTICLE II

EXCUSE

OF LANDLORD’S PERFORMANCE

SECTION 2.01:

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SECTION 2.02: Excuse of Landlord’s Performance - Force Majeure.

Anything in the foregoing paragraph or elsewhere in this lease to the contrary notwithstanding, Landlord shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this lease to be performed by it if any failure of its performance shall be due to any strike, lockout, civil commotion, war, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material or service through Act of God, or any other cause whatever (including failure of Tenant to supply necessary data or instructions) beyond the reasonable control of the Landlord, or inability of Landlord to obtain financing satisfactory to Landlord. The time for performance by Landlord shall be extended by the period of delay resulting from or due to any of the said causes.

ARTICLE III

RENT

SECTION 3.01: Base Rent.

Tenant shall pay Landlord, as base annual rental for said premises during the first five years of the lease, the sum of EIGHT HUNDRED SEVENTY SIX THOUSAND THREE HUNDRED TWELVE and 50/100 ($876,312.50) DOLLARS, plus the additional rent, all as hereinafter provided. The said fixed base rental (herein sometimes called “minimum rent” of ONE HUNDRED SEVENTY FIVE THOUSAND TWO HUNDRED SIXTY TWO and 50/100 ($175,262.50) Dollars annually, is payable in twelve (12) equal monthly installments of FOURTEEN THOUSAND SIX HUNDRED FIVE and 21/100 ($14,605.21) Dollars in advance on or before the first day of each month, to P.O. BOX 1047, FOLEY, ALABAMA, 36536, or at such other place as may be designated by Landlord, without any prior demand therefore, and without any deduction or setoff whatsoever.

Periodic Rental

Adjustments.

The base rent shall be increased every five years by the rate of increase in the Consumer Price Index for Urban Consumers/All Items (U.S. Department of Labor) over the most recent sixty months, which is available to the public 10 days prior to the end of the then current five-year period. If the CPI for the last month of the current five-year period is smaller than the CPI for the first month of the current five-year period, the rent shall not decrease.

The amount of each of the said installments of rent shall be increased by FIVE PERCENT if the same shall remain unpaid ten (10) days after the date on which such installment shall be due, and an additional FIFTEEN and NO/100 ($15.00) Dollars per day shall be added thereto during the period which such installment, or any part thereof, shall remain unpaid All such charges shall be secured as additional rents under this lease.

SECTION 3.02: Additional Rent.

Tenant shall pay as additional rent, all sums of money or charges required to be paid by Tenant under this lease, whether or not the same be designated “additional rent.” If such amounts or charges are not paid at the time provided in this lease, they shall, nevertheless, if not paid when due, be collectible as additional rent with any installment of rent thereafter due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same become due and payable hereunder, or limit any other remedy of Landlord

SECTION 3.03: Insurance.

Tenant shall reimburse Landlord for all insurance carried by Landlord, all as described and set forth in Section 23.10 herein.

All of such reimbursements shall become due and payable thirty (30) days after notice from Landlord. If the term of this lease shall begin on and/or terminate at a time other than the beginning (or ending, as the case may be) of a calendar year, in the event of an adjustment, a proper apportionment of the above charges shall be made to cover the fraction of a year included within the term of this lease.

SECTION 3.04: Property Taxes.

Tenant shall, during the entire term hereof reimburse Landlord for its full pro rata share of the annual property taxes, assessments, and use fees levied or assessed by any lawful authority against the land and improvements as the same fall due. If this lease shall commence and/or terminate on a day other than the beginning (or ending, as the case may be) of the tax year, a proper apportionment of the above charges shall be made to cover the fraction of such tax year included within the tern of this lease. The land and any and all improvements which shall constitute the tax bill, assessment or user fee for which Tenant is to reimburse Landlord his pro rata share, shall be all land and improvements contained in the Site. All of such reimbursements shall become due and payable thirty (30) days after notice from Landlord. If the term of this lease shall begin on and/or terminate at a time other than the beginning (or ending, as the case may be) of a calendar year, in the event of an adjustment, a proper apportionment of the above charges shall be made to cover the fraction of a year included within the term of this lease.

ARTICLE IV

CONSTRUCTION ALTERATION AND RELOCATION

SECTION 4.01: Landlord’s Obligation.

Landlord, at its cost and expense, shall construct the leased premises for Tenant’s use and occupancy substantially in accordance with plans and specifications for the Site and as set forth in Exhibit “A”, attached hereto and made a part hereof, prepared by Landlord or Landlord’s architect and approved in writing by Tenant. Any work in addition to any of the items specified in the plans and specifications shall be performed by Tenant at its own cost and expense. Any equipment or work other than those items specified in the plans and specifications which Landlord or Landlord’s contractor installs or constructs in the leased premises on Tenant’s behalf, shall be paid for by Tenant prior to the date that Tenant opens its store for business. The taking of possession of the demised premises by Tenant shall be conclusive ice that said premises were in good and satisfactory condition and fully completed in accordance with the tams of this lease at the time such possession was taken.

SECTION 4.02: Parking Facilities.

Landlord has constructed upon the site, at its own cost, access roads, footways and parking lots or facilities. Tenant and Tenant’s suppliers and customers shall have full and unlimited access and rights to use all access roads, footways and parking lots of facility related to the Site.

SECTION 4.03: Changes and Additions to Buildings.

Landlord hereby reserves the right at any time to enter the leased premises and make changes to the building for the purpose of installing, repairing and removing wiring, piping, ducts and conduits for service of any part of the building, provided that Landlord shall not unreasonably interfere with the use of the leased premises by Tenant.

SECTION 4.04: Tenant Shall Discharge All Liens.

Tenant shall promptly pay all its contractors and materialmen, so as to minimize the possibility of a lien attaching, to the leased premises, and should airy such lien be made or filed, Tenant shall bond against or discharge the same within thirty (30) days after written request by Landlord

ARTICLE V

CONDUCT OF BUSINESS BY TENANT

SECTION 5.01: Use of Premises and Operation of Business.

Tenant shall not use, permit or suffer the use of the premises or any part thereof for any purpose other than its general office, including but not limited to the operation of a bank.

Tenant shall occupy the premises promptly after the commencement of the original term of this lease and thereafter continuously during the term of this lease and any renewal or extension thereof, and shall conduct in said premises the business permitted under this Section.

ARTICLE VI

COMMON AREAS AND FACILITIES

SECTION 6.01: Operation and Maintenance of Common Areas.

Tenant shall, at its own expense, operate and maintain the common areas and common facilities, and the parking lot within the Property for the non-exclusive use of Tenant, its agents, employees and customers for vehicle parking; provided, however, that such use shall be subject to the provisions of Section 6.02 of this Article.

SECTION 6.02: Control of Common Areas.

All parking areas, access roads and facilities which may be furnished by Landlord in or at the Site, and all other areas and improvements for the general use, in common, of tenants, their officers, agents, employees and customers, shall be subject to the control of Tenant. However the Landlord shall have the right from time to time to change the location and arrangement of the parking areas; to close temporarily any portion of the parking areas; to dedicate or convey property for public, utility or drainage use; grant access easements and to perform such other acts in and to said areas and improvements as the Landlord, in the use of good judgment, shall determine to be advisable, with a view to the improvement of the convenience and use thereof by Tenants, their officers, agents, employees and customers.

ARTICLE VII

TENANT’S LIABILITY FOR MAINTENANCE & SUPERVISION

SECTION 7.01: Tenant’s Responsibilities.

Tenant shall, at all times, keep the leased premises (including maintenance of exterior entrances, sidewalks, drive up banking areas[as shown in Exhibit “A”], all glass and windows) and all partitions, doors, figures, plate glass, ceiling tile, equipment and appurtenances thereof (including lighting, heating and plumbing fixtures, and any air conditioning system) in neat, clean appearance and good order, condition and repair (including reasonable periodic painting and replacement if necessary), except for structural portions of the premises, which shall be maintained by Landlord; but if Landlord is required to make repairs to structural portions by reason of Tenant’s negligent acts or omissions, then Landlord may add the cost of such repairs to the rent which shall thereafter become due. In pursuance of its obligation of maintenance, Tenant agrees to maintain the premises at its own expense in a clean, orderly and sanitary condition and to comply with all laws and ordinances and all valid rules and regulations of any Federal, State, municipal or other public authority having jurisdiction in the premises. Tenant shall at all times keep the plate glass insured with an insurance carrier having a Best and Company rating of not less than A plus AAAA, naming Landlord as a co-insured in the policy of insurance. Also, Tenant shall obtain a service contract covering the heating and air conditioning equipment with a service contractor satisfactory to Landlord, such service to cover, without limitation, lubricating of equipment and replacement of belts and filters. Tenant shall furnish Landlord with a copy of such service contract, which shall be kept in force during the entire term hereof. Tenant’s obligations to repair items in need of repair at the expiration of the lease term shall survive the expiration of the term of this lease.

Tenant shall also reimburse Landlord for its pro rata share of the expenses for the maintenance of the drainage and detention pond.

SECTION 7.02: Landlord’s Right to Intervene.

If Tenant refuses or neglects to repair property as required hereunder to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures or other property, or to Tenant’s business by reason thereof and upon completion thereof Tint shall pay as additional rent, Landlord’s costs for making such repairs, plus Ten (10%) Per Cent for overhead upon presentation of bill therefore.

SECTION 7.03: Surrender of Premises.

At the expiration of the tenancy hereby created, Tenant shall surrender the leased premises in the same condition as the leased premises were in upon delivery of possession thereto under this lease, reasonable wear and tear excepted, and damage by unavoidable casualty excepted, and shall surrender all keys for the leased premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the leased premises. If required by Landlord, Tenant shall remove all its trade fixtures and any alterations or improvements before surrendering the premises as aforesaid, and shall repair any damage to the leased premises caused thereby; however, Tenant shall have no right to remove same if Tenant is in default under this lease. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this lease.

SECTION 7.04: Rules and Regulations.

The rules and regulations appended to this lease are hereby made a part of this lease, and Tenant agrees to comply with and observe the same. Tenant’s failure to keep and observe said rules and regulations shall constitute a breach of the terms of this lease as if the same were contained herein as covenants. Landlord reserves the right from time to time to amend or supplement said rules and regulations applicable to the leased premises and the Site. Notice of additional, reasonable rules and regulations and amendments and supplements, if any, shall be given to Tenant, and Tenant agrees thereupon to comply with and observe all such reasonable rules and regulations and amendments thereto and supplements thereof.

ARTICLE VIII

LANDLORD’S OBLIGATION FOR MAINTENANCE

SECTION 8.01: Responsibilities of Landlord.

Landlord shall maintain the roof, foundations and exterior walls. In the event any repairs become necessary to the structural portions of the roof, exterior walls or foundations of the leased premises, or sidewalks adjacent to said premises, during the term of this lease, than upon written notice from Tenant to Landlord stating the necessity therefore and the nature thereof, Landlord, with reasonable promptness and at its own expense, shall make any such necessary repairs specified in such notice. The phrase “structural portions” as above used, shall not be so construed as to require Landlord to make repairs to interior surfaces of the leased premises.

ARTICLE IX

SIGNS AWNINGS PAINTING

ALTERATIONS AND TRADE FIXTURES

SECTION 9.01: Signs.

Type and placement of signage shall first meet with approval of Landlord and secondly meet approval of proper city code and zoning ordinances.

SECTION 9.02: Awnings.

Other than currently approved and previously installed as of the date of this lease agreement, Tenant shall not erect or maintain an awning or other device protecting against the sun or the elements without first obtaining Landlord’s written approval thereof and Tenant agrees that it will, at its own expense, keep such awning or device as may be approved in good condition and repair, and that it will replace or recover the same whenever it shall become shabby or unattractive in appearance.

SECTION 9.03: Painting.

Tenant shall not paint any part of the exterior of the leased premises without first obtaining Landlord’s written approval of such painting or decoration.

SECTION 9.04: Alterations.

Tenant shall not alter the exterior of the leased premises and shall not make any structural alteration to the premises or any part thereof without first obtaining Landlord’s written approval of such alteration. Tenant also agrees that any improvements, made by it shall immediately become the property of Landlord

SECTION 9.05: Trade Fixtures.

All trade fixtures and apparatus installed by Tenant in the leased premises, other than alterations referred to in Section 9.04 immediately above, shall remain the property of Tenant and be removable at any time (subject to the provisions of Section 7.03), provided Tenant not be in default at the time of any covenant of this lease. Tenant shall promptly, and at its own expense, repair any damage to the premises in removing any such trade fixtures and apparatus. Such obligation to repair shall survive the expiration of the term of this lease.

ARTICLE X

INSURANCE AND INDEMNITY

SECTION 10.01: Liability Insurance.

Tenant shall, during the entire term hereof keep in full force and effect, a policy of public liability and property damage insurance with respect to the leased premises, as shown in Exhibit “A”, and the business operated by Tenant and any subtenants of Tenant in the leased premises in which the limits of public liability shall be not less than $2,000,000.00 Bodily Injury for each occurrence and in which the Property Damage Liability shall not be less than $2,000,000.00 for each occurrence. The policy shall name Landlord, any person; firms or corporations designated by Landlord, and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord thirty (30) days prior written notice. The insurance shall be in an insurance company approved by Landlord, and a copy of the policy or a Certificate of Insurance shall be delivered to Landlord Should Tenant fail to provide such policy of insurance, then Landlord may, at its option, purchase such policy and assess the cost thereof against Tenant as additional rent hereunder.

SECTION 10.02: Indemnification of Landlord.

Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the leased premises, or the occupancy or use by Tenant of the leased premises or any part thereof; or occasioned wholly or in part by any action or omission of Tenant, its agents, contractors, employees, servants, lessees or concessionaires. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Landlord in connection with such litigation.

SECTION 10.03: Waiver of Subrogation.

Tenant waives any right or claim against Landlord for damage sustained by it and which might be covered under any insurance policy; and Tenant shall cause Tenant’s insurance carries to waive their respective rights of subrogation with respect to same, and to so notify Landlord.

ARTICLE XI

UTILITIES

SECTION 11.01: Utility Charges.

Landlord has provided for the entry and connection of all necessary utility services to the leased premises but shall not be required to pay any connection, “hook-up” or meter charge, by any authority with respect to drainage, sewer, water, gas, which payment shall be the obligation of Tenant. Tenant shall pay for all water, sewer, sewer service charges, electricity and gas used in or at the premises for any purpose. In no event shall Landlord be liable for an interruption or failure in the supply of any such utilities to the leased premises.

ARTICLE XII

OFFSET STATEMENT.

ATTORNMENT AND SUBORDINATION

SECTION 12.01: Offset Statement.

With twenty (20) days after request therefore by Landlord, or in the event that upon any sale, assignment or hypothecation of the leased premises and/or the land there under by Landlord, an offset statement shall be required from Tenant, Tenant agrees to deliver, in recordable form, a certificate to any proposed mortgagee or purchaser, or to Landlord, certifying (if such be the case) that this lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by Tenant.

SECTION 12.02: Attornment.

Tenant shall, in the event any proceedings are brought for the foreclosure of; or in the event of exercise of the power of sale under any mortgage made by the Landlord covering the leased premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this lease.

SECTION 12.03: Subordination.

Landlord reserves the right, at its option, to require that this lease be superior to, or subject and subordinate to, the lien of any mortgage or deed of trust now or hereafter placed upon Landlord’s interest in the leased premises, or upon the land or premises of which the leased premises are a part, or upon any building now or thereafter placed upon the land of which the premises form a part, and to all advances made or hereafter to be made upon the security thereof. Upon request of Landlord, Tenant shall execute and deliver such instrument evidencing such superiority or subordination as Landlord may reasonably request.

ARTICLE XIII

ASSIGNMENT. SUBLETTING AND CONCESSIONS

SECTION 13.01: Consent Required.

Tenant will not assign this lease in whole or in part, nor sublet all or any part of the leased premises, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. If this lease be assigned, or if the leased premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained Notwithstanding any assignment or sublease, Tenant, and any guarantor of Tenant, shall remain fully liable on this lease and shall not be released from performing any of the terms, covenants and conditions of this lease.

SECTION 13.02: Benefits and Burdens on Assignment.

This lease and agreement, and the covenants and conditions herein contained, shall inure to the benefit of and be binding upon Landlord, his heirs, personal representatives, successors and assigns, and shall be binding upon Tenant, its heirs, successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to in writing by Landlord Nothing contained in this lease shall in any manner restrict Landlord’s right to assign or encumber this lease in its sole discretion.

SECTION 13.03: Limitation of Liability.

Anything to the contrary contained in this lease notwithstanding, it is specifically understood and agreed that there shall be absolutely no peal liability on the part of the Landlords individually or collectively with respect to any of the terms, covenants, conditions and provisions of this lease, and Tenant shall look solely to the equity of Landlord, their respective heirs, personal representatives, successors and assigns in the leased premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord, or in the event of any liability on the part of Landlord, their respective heirs, personal representatives, successors and assigns under any of the terms, covenants, conditions and provision of this lease, such exculpation of personal liability being absolute and without exception whatsoever.

ARTICLE MV

WASTE AND GOVERNMENTAL REGULATIONS

SECTION 14.01: Waste or Nuisance.

Tenant shall not commit, or suffer to be committed, any waste upon the leased premises, or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the leased premises may be located.

SECTION 14.02: Governmental Regulations.

Tenant shall, at Tenants sole cost and expense, comply with all of the requirements of all county, municipal, state, federal and other applicable governmental authorities now in force, or which may hereafter be in force, pertaining to the said premises, and shall faithfully observe in the use of the premises, all municipal and county ordinances and state and federal statutes now in force, or which may hereafter be in force.

ARTICLE XV

DESTRUCTION OF LEASED PREMISES

SECTION 15.01: Destruction of the Leased Premises and Site.

If the premises shall be damaged or destroyed in whole or in part by fire, the elements, unavoidable accident or other casualty, Landlord shall have the right to terminate this lease by giving tenant written notice of its election to do so within sixty (60) days after the date on which the damage occurs, whereupon this lease shall terminate as o the date of which the damage occurs, and the rent shall be adjusted as of said date; but in default of such notice by Landlord, this lease shall continue and Landlord shall cause the premises to be repaired or restored with due diligence. Except in the event of termination of this lease as aforesaid, the minimum rent shall be abated to the extent of the fair rental value of such portion, if any, of the premises as shall be rendered unfit for occupancy for the usual conduct of Tenant’s business in consequences of the damage aforesaid for the period of such unfitness for occupancy.

Notwithstanding anything in the above paragraph or elsewhere in this lease to the contrary, if the leased premises shall be damaged in whole or in part due to any negligent act or omission of Tenant or failure by Tenant to observe the terms, conditions and covenants of this lease, then Landlord shall be under no obligation to repair or restore the premises, and such act, omission or failure of Tenant shall constitute an event of default under Section 20.01 of this lease, entitling Landlord to all rights and remedies reserved to Landlord under this lease in addition to all rights and remedies granted Landlord under the laws of the State of Alabama.

In the event that fifty (50%) per cent or more of the rentable area of the Site shall be damaged or destroyed by fire or other cause, notwithstanding that the leased premises may be unaffected by such fire or other cause, Landlord may terminate this lease and the tenancy hereby created by giving to Tenant five (5) days prior written notice shall be given, it at all, within the sixty (60) days following the date of said occurrence. Rent shall be adjusted as of the date of such termination.

ARTICLE XVI

EMINENT DOMAIN

SECTION 16.01: Total Condemnation.

If the whole of the leased premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, than the term of this lease shall cease and terminate as of the date of title vesting in such proceeding, and all rentals shall be paid up to that date and Tenant shall have no claim against Landlord for the value of any unexpired term of this lease.

SECTION 16.02: Partial Condemnation.

If any of the leased premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, and in the event that such partial taking or condemnation shall render the leased premises unsuitable for the business of the Tenant, then the term of this lease shall cease and terminate as of the date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired term of this lease. In the event of a partial taking or condemnation which is not extensive enough to render the premises unsuitable for the business of the Tenant, then Landlord shall promptly restore the leased premises to a condition comparable to its condition at the time of such condemnation, less the portion lost in the taking, and the lease shall continue in full force and effect and the minimum rent shall be reduced proportionately as to the portion lost in the taking.

SECTION 16.03: Landlord’s Damages.

In the event of any condemnation or taking as hereinbefore provided, whether whole or partial, the Tenant shall not be entitled to any part of the award as damages or otherwise for such condemnation, and the Landlord is to receive the full amount of such award, the Tenant hereby expressly waiving any right or claim to any part thereof.

ARTICLE XVII

TENANT’S PROPERTY

SECTION 17.01: Taxes on Leasehold.

Tenant shall be responsible for, and shall pay before delinquency, all municipal, county or state taxes assessed during the term of this lease against any leasehold interest or personal property of any kind placed in, upon, or about the leased premises by Tenant.

SECTION 17.02: Loss and Damage.

Landlord shall not be liable for any damage to property of Tenant or of others entrusted to Tenant, nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow, or leaks from any part of the leased premises, or from the pipes, appliances or plumbing works or from the roof, street or subsurface, or from any other place, or by dampness, or by any other cause of whatsoever nature. Landlord shall not be liable for any such damage caused by other tenants or persons in the leased premises, occupants of adjacent property, of the Site, or the public, or caused by operations in construction of any private, public, or quasi-public work. Landlord shall not be liable for any latent defect in the leased premises or in the building of which they foam a part. All property of Tenant kept or stored on the leased premises shall be so kept or stored at the risk of Tenant only, and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carrier.

ARTICLE XVIII

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ARTICLE XIX

DEFAULT OF THE TENANT

SECTION 19.01: Right to Re-enter.

In the event of any failure of Tenant to pay any rental due hereunder within ten (10) days after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this lease to be observed or performed by Tenant for more than thirty (30) days alter written notice of such default shall have been given to Tenant, or if Tenant or an agent of tenant shall falsify any report required to be furnished to Landlord pursuant to the terms of this lease, or if Tenant or any such guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or if Tenant shall abandon said premises, or suffer thus lease to be taken under writ of execution, then Tenant shall be deemed to be in default hereunder and to have committed a breach hereof and Landlord besides other rights or nit may have, shall have the immediate right of re-entry and may remove all persons and property from the leased premises, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. If Tenant, or any guarantor of this lease, shall become bankrupt or insolvent, or file any debtor proceedings, or take or have taken against Tenant or guarantor of this lease in any court pursuant to any statute either of the United States or of any State, a petition in bankruptcy or insolvency or for reorganization or for reorganization or for the appointment or a receiver or, trustee of all or a portion of Tenant’s or any such guarantor’s property, then this lease shall thereupon be automatically terminated. Upon such termination, Landlord besides other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property finer the leased premises, and such property may be removed and stored in a public warehouse or elsewhere at the cost of; and for the account of, Tenant or Guarantor of this lease and their hers, successors and assigns, all. without service of notice or resort to legal process and without being deed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

SECTION 19.02: Right to Relet and Accelerate.

Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this lease, make such alterations and repairs as may be necessary in order to relet the premises, and relet said premises or any part thereof for such term or terms (which may be for a term extending beyond the tern of this lease) and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable. Upon each such reletting, all rentals received by the Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney’s fees and of costs of such alterations and repairs; and, third, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises by Landlord shall be construed as an election on its part to terminate this lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may, at any time thereafter, elect to terminate this lease for such previous breach. Should this lease be terminated as provided for herein, in addition to any other remedies it may have, Landlord may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the leased premises, reasonable attorney’s fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in thus lease for the remainder of the stated term over the then reasonable rental value of the leased premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the rent which would be payable by Tenant hererunder subsequent to default, the annual rent for each year of the unexpired term shall be equal to the average annual minimum and any percentage rents paid by Tenant from the commencement of the term to the time of default, or during the preceding three (3) full calendar years, whichever period is shorter. Without limitation of Landlord’s other rights and remedies, and regardless of whether or not Landlord shall have re-entered, relet or terminated this lease, in the event of any default or breach by Tenant, at the election of Landlord, 1) the entire rent for the whole term on this lease and any of indebtedness of Tenant to Landlord hereunder shall be immediately due and payable, or 2) Landlord may proceed for past due installments and indebtedness only reserving the Landlords right to proceed later for the remaining installments and subsequently maturing indebtedness. All rights and remedies of Landlord, as set forth in this lease, shall be in addition to such other rights and remedies as Landlord may have under any applicable law.

SECTION 19.03: Legal Expense.

In case of employment of an attorney, or if suit shall be brought for recovery of possession of the leased premises, for the recovery of rent or any other amount due under the provisions of this lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred therefore, including a reasonable attorney’s fee, and all collection agency fees.

ARTICLE XX

HOLDING OVER

SECTION 20.01: Holding Over.

Any holding over after the expiration of the term hereof, without the consent of the Landlord, shall be construed to be a tenancy from month-to-month at the rents herein specified (pro-rated on a monthly basis) and shall otherwise be on the terms and conditions herein specified, so far as applicable.

ARTICLE XXI

ACCESS RESERVATIONS AND

RELEASES OF LANDLORD

SECTION 21.01: Right of Entry.

Tenant shall permit Landlord, its agents, employees and contractors, to enter the premises and all parts thereof at any reasonable time to inspect the same and to enforce or carry out any provision of this lease.

SECTION 21.02: Exclusive Use of Roof and Side Walls.

Landlord, upon giving reasonable notice to Tenant, shall have the exclusive right to use all or any part of the roof and sidewalls of the premises for any purpose.

SECTION 21.03: Non-Exclusive Remedies.

The mention in this lease of any specific right or remedy shall not preclude Landlord from exercising any other right, or from having any other remedy, or from maintaining any action to which it may be otherwise entitled, either at law or in equity.

SECTION 21.04: Release from Liability.

Tenant agrees not to hold Landlord responsible or liable in damages by abatement of rent or otherwise for any damage sustained by Tenant or any other person due to the building, or any part thereof, or any appurtenances thereof, becoming out of repair, or due to the happening of any accident, especially, but not exclusively, any damage caused by water, snow, windstorm, tornado, gas, steam, electric wiring, plumbing or heating apparatus; and not to hold Landlord liable for any acts or omissions of co-tenants or other occupants of the building, or for losses by theft. Notwithstanding anything elsewhere in this lease, Tenant hereby releases Landlord from any claim (regardless of cause) with respect to water or other damage sustained by Tenant from the sprinkler system covering the premises and/or the operation of said sprinkler system.

ARTICLE XXII

QUIET ENJOYMENT

SECTION 22.01: Landlord’s Covenant.

Upon payment by Tenant of the rents provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the leased premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this lease.

ARTICLE XXIII

MISCELLANEOUS

SECTION 23.01: Waiver.

The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term covenant or condition or any subsequent breach of the same, or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this lease; other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this lease shall be deemed to have been waived by Landlord, unless such waiver is in writing by Landlord.

SECTION 23.02: Accord and Satisfaction.

No payment by Tenant, or receipt by Landlord, of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this lease provided.

SECTION 23.03: Entire Agreement.

This lease, and the Exhibits and Rider, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the leased premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

SECTION 23.04: No Partnership.

Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business or otherwise or joint adventurer or member of a joint enterprise with Tenant.

SECTION 23.05: Notices.

All notices required, or options granted, under this lease shall be given or exercised in writing, and shall be deemed to be properly served if delivered in writing personally, or sent by Certified Mail with return receipt requested, to Tenant at P.O. Box 4649 Gulf Shores, Alabama 36547 or such other address as may be specified by Tenant in written notice to Landlord, and to Landlord at P.O. Box 1047 FOLEY, ALABAMA 36635, or such other address as may be specified by Landlord in written notice to Tenant.

SECTION 23.06: Captions and Section Numbers.

The captions, section numbers, article numbers and index appearing in this lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this lease, not in any way affect this lease.

SECTION 23.07: [this section intentionally blank]

SECTION 23.08: Recording.

Tenant shall not record this lease without the written consent of Landlord; however, upon the request of either party hereto, the other party shall join in the execution of a memorandum or so-called “short form” of this lease shall describe the parties, the leased premises and the term of this lease and shall incorporate this lease by reference. Tenant shall record this lease or said “short form” at the request of Landlord, and shall pay the cost of recording same.

SECTION 23.09: Taxes on Rentals.

In the event that any federal, state, local or other governmental authority shall impose or assess any tax, levy or other charge on or against all or any part of the rentals paid or to be paid by Tenant under the terms of this lease, and Landlord is thereby required to collect from Tenant and/or to pay such tax, levy or charge to such authority, Tenant covenants and agrees within ten (10) days from written demand therefore, to pay to or reimburse Landlord (as the case may be) all such charges as may be imposed or assessed, which, for the purposes of this lease, shall be deemed to be due from Tenant as additional rent.

SECTION 23.10: Insurance and Common Area Maintenance Defined.

Insurance

All insurance premiums for fire and extended coverage, loss of rents, liability and other insurance carried by Landlord on or with respect to the Site. The amount of insurance coverage carried by Landlord shall be at the Landlord’s discretion but shall not be unreasonably excessive in relation to replacement cost. If the use of the premises by Tenant shall cause an increase in premiums for property insurance payable by the Landlord, then Tenant shall pay the entire amount of any such increase to Landlord as additional rental, ref. SECTION 3.03.

Common Area Maintenance

Common Area Maintenance shall include, but not be limited to exterior entrance, elevator, stairwell, lobbies, parking lot repair and maintenance, striping of parking lot, landscape maintenance, paving, parking lot lighting, utilities, sewer pumps, drainage systems, canopy repair, parking lot sweeping, painting of exterior walls, repair and maintenance of easements, access driveways, footways, sidewalks and gutters.

SECTION 23.11: Miscellaneous Late Charges.

Where Tenant is required to pay other sums as additional rent other than minimum rent due under Section 3.01 of Article III, and where such sums remain unpaid thirty (30) days after the remittance to Tenant of a bill for said charges, the amount of said charges shall be increased by ONE PERCENT per day and shall accumulate during the period such payment remains unpaid. All such charges shall be secured as additional rent under this lease.

All terms and conditions of this lease shall inure to the benefit of, and be binding upon, the parties hereto and their successors, heirs, assigns and personal representatives.

IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this as of the day and year first above written.

LANDLORD:

MAGNOLIA LAND COMPANY, INC.

BY: John B. Foley
AS ITS: PRESIDENT

TENANT:

THE VISION BANK, an Alabama banking corporation

BY: William E. Blackman
AS ITS: Executive Vice President and Chief Financial Officer